AMENDMENT #2 TO LEASE
                     DATED NOVEMBER 22, 1991 BY AND BETWEEN

                  ARGOSystems, INC., A WHOLLY OWNED SUBSIDIARY
                        OF THE BOEING COMPANY, AS LESSOR

          AND POWER SPECTRA, INC. A CALIFORNIA CORPORATION, AS LESSEE

     THIS AMENDMENT #2 TO LEASE, entered into and made as of the 9th day of October, 1997, by and between ARGOSystems, Inc. as Lessor, and Power Spectra, Inc., a California corporation, as Lessee.


                                  WITNESSETH:

     WHEREAS, Landlord and Tenant have heretofore entered into a certain lease, dated November 22, 1991, as amended by Amendment No. 1 dated July 23, 1993 (collectively, the "Lease"), of certain space at 919 Hermosa Court, Sunnyvale, CA, (the "Premises"), upon terms and conditions described in said Lease; and

     WHEREAS, Lessor and Lessee desire to amend said Lease as described below;

     NOW THEREFORE, in consideration of the rents reserved and of the covenant and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

     1. The Option Term set forth in Section 3. "OPTION TO RENEW" of the Lease, is reduced in duration from 2 years to 1 year ("Revised Option Term"). The Revised Option Term is deemed to have commenced as of the first day following the date upon which the original term ended, or February 1, 1997, and shall end on January 31, 1998.

     2. The provisions of Section 3., paragraph b. of the Lease with regard to the method for setting the basic monthly rental rate for the Option Term are hereby amended to provide that the monthly basic rent payable during the Revised Option Term shall be fixed at $22,500 per month ("Revised Option Term Basic Rent"), plus operating expenses.

     3. Lessor shall have an option, exercisable upon Sixty (60) days prior written notice to Lessee, to occupy certain premises (the "Take-back Premises") constituting a portion of the Premises as defined in Article 1., "PREMISES" of the Lease. The Take-back Premises approximate 9,000 square feet of the Premises and are delineated on Exhibit "A", to this Amendment #2, attached hereto and by this reference made a part hereof.

     4. In the event that Lessor shall exercise its option to occupy the Take-back Premises in accordance with this Amendment #2, Lessee shall promptly surrender the Take-back Premises to Lessor in accordance with the terms of
Article 27., "SURRENDER" of the Lease and with the provisions of Paragraph 5. of this Amendment #2; except that, solely with respect to the Take-back Premises, Lessee shall not be obligated to paint or clean interior walls, clean carpets, service air conditioning and heating systems, or clean and wax floors within the Take-back Premises.

     5. a. Lessor and Lessee acknowledge that certain capital equipment located on the Premises at the date of this Amendment #2 has been transferred to Lessee by the Boeing Corporation pursuant to a certain agreement entitled "Draft Amendment Number 12 to Research Agreement 9-1110-JET-103" (the "Boeing Amendment"). The capital equipment transferred pursuant to the Boeing Amendment is listed on the Attachment thereto ("Attachment A"). A copy of the Boeing Amendment with Attachment A is attached as Exhibit "B" to this Amendment #2 and incorporated herein by this reference.

         b. Lessee agrees, notwithstanding any other or different provisions in the Lease proper regarding condition of the Premises upon surrender at termination of Lessee's occupancy, that Lessee shall:

             (i) remove from the Take-back Premises all items listed on Attachment A to the Boeing Amendment within 30 days of receiving Lessor's notice pursuant to Paragraph 3 of this Amendment #2; and

             (ii) remove from the Premises all items listed on Attachment A to the Boeing Amendment promptly upon termination of Lessee's occupancy of the remainder of the Premises for any reason.

         c. with respect to the capital equipment set forth on Attachment A to the Boeing Amendment, Lessee hereby assumes all cost and expense and all legal responsibility and liability therefor, whenever arising, including, without limitation, the payment of all costs and expenses of: (1) removal from all or any portions of the Premises; and (2) prompt restoration of such portions of the Premises to the condition they were in prior to the installation thereof; and
(3) disposal or other disposition thereof after such removal.

         d. Lessee agrees to defend, indemnify and hold Lessor harmless from any and all loss, damage, cost or expense directly or indirectly caused to Lessor as a result of Lessee's failure refusal or neglect to perform in full the obligations assumed under subparagraph 5.(c), above.

     Lessor and Lessee agree that except as specifically stated in Paragraphs 4. and 5. of this Amendment #2, nothing herein shall be deemed to alter or amend the obligations of Lessee under the terms of Article 27 of the Lease with respect to the condition of the Premises at the time of Leasee's surrender.

     6. From and after the date of Lessor's written exercise of its option set forth herein, Lessee shall use its best efforts to surrender the Take-back Premises to Lessor within sixty (60) days of the serving of Lessor's notice. Failure of Lessee to surrender the Take-back Premises to Lessor within the time provided shall entitle the Lessor to declare a default of the Lease, to serve Lessee with a Notice to Quit, and, unless Lessee shall cure such default by surrendering the Take-back Premises in accordance herewith prior to the institution of unlawful detainer or other legal proceedings, to pursue, without limitation, all remedies set forth in the Lease and otherwise provided to Lessors under the laws of California in cases of default.

     7. In the event that Lessee shall timely surrender the Take-back Premises to Lessor in the condition specified under paragraphs 4 and 5 of this Amendment #2, following Lessor's exercise of its option as set forth herein, all post-surrender expenses of preparing the Take-back Premises for Lessor's occupancy shall be borne by Lessor. Lessor's obligation for expenses of occupying the Take-back Premises shall not include costs, if any, of Leesee's preparations for occupancy, upgrades, alterations, reconfigurations, or other improvements ("Improvements") to any portion of the Premises remaining occupied by Lessee, which Lessee may wish to perform in connection with Lessee's surrender of the Take-back Premises, regardless of whether caused, or claimed to have been caused, by reason of Lessor's exercise of the option. All such Improvements, if any, to the Premises which Lessee shall continue to occupy shall be at Leasee's sole cost and expense.

     8. Upon Leasee's surrender of the Take-back Premises after Lessor shall have exercised its option set forth in Paragraph 3 of this Amendment #2, thereafter monthly obligations for Revised Option Term Basic Rent and operating expenses (and for Month-to-Month Extended Term, if any, as hereinafter defined) shall be apportioned on a dollar-for-dollar basis between the Lessor and Lessee according to a ratio of 9 (Lessor's share) to 16 (Leasee's share) ("Shared Occupancy Ratio"). For example, if Revised Option Term Basic Rent for a hypothetical month were $22,500 and an ordinary operating building expense line item were $4,200 for the same hypothetical month, Leasee's share of such rent payments for such month according to the Shared Occupancy Ratio would be $17,088 and Lessor's share of such rent payments for such month according to the Shared Occupancy Ratio would be $9,612. The parties stipulate that the foregoing Shared Occupancy Ratio is a fair and reasonable approximation which the parties have agreed to in consideration of the mutual agreements, covenants, conditions, and undertakings of this Amendment #2 and of the Lease, for other good and valuable consideration, and after negotiations conducted having regard for all the relevant commercial circumstances. Accordingly, each party waives any right, claim, or action it may have or assert at any time hereafter to seek a re-computation of the foregoing ratio as the basis for apportioning rent and operating expenses after Lessee surrenders the Take-back Premises to Lessor upon Lessor's exercise of its option as set forth herein.

     9. The provisions of Section 3., paragraph c. of the Lease are hereby amended to provide that after January 31, 1998, the end of the Revised Option Term, the Lessee may continue to occupy the Premises (exclusive of the Take-back Premises, if Lessor shall have exercised the option provided for in this Amendment #2) on a month-to-month basis for a duration not to exceed twenty-four
(24) months ("Month-to-month Extended Term"). The Month-to-month Extended Term may be terminated prior to the end thereof by either party without cause on 90 days' written notice to the other. Basic rent and operating expenses shall be payable monthly by the Lessee (subject to sharing with Lessor according to the Shared Occupancy Ratio, if applicable) prior to the termination of the Month-to-Month Extended Term. Basic rent during the Month-to-Month Extended Term shall not exceed the following amounts for the following indicated periods during the Month-to-month Extended Term:

                              Months 10, 11, 12:  $27,500.00
                              Months 13, 14, 15:  $32,500.00
                              Months 16, 17, 18:  $37,500.00
                              Months 19, 20, 21:  $42,500.00
                              Months 22, 23, 24:  $45,000.00

     (All such amounts are stated without application of the Shared Occupancy Ratio, which would apply if Lessor shall have exercised its option set forth in Paragraph 3 of this Amendment #2.)

     Except as is hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written

LESSEE:                                        LESSOR:

POWER SPECTRA, INC., a                         ARGOSystems, INC., a wholly-owned
California corporation                         subsidiary of the BOEING COMPANY


By:  /s/ EDWARD J. LAMB                         By: /s/ ALLEN F. SAULN
     --------------------                           --------------------


Its: Chief Financial Officer                   Its: Vice President
     --------------------                           --------------------